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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Joint Proxy Statement/Prospectus of CSX Corporation and Conrail Inc., which is made part of this Registration Statement (Form S-4), and to the incorporation by reference therein of our report dated January 31, 1996, with respect to the consolidated financial statements of CSX Corporation and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 29, 1995, filed with the Securities and Exchange Commission.

                                       /s/ Ernst & Young LLP

                                           Ernst & Young LLP


Richmond, Virginia
January 3, 1997